Exhibit 4.3

TPG SPECIALTY LENDING, INC.

$100,000,000

4.50% Convertible Senior Notes due 2019

Purchase Agreement

June 4, 2014

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

Ladies and Gentlemen:

TPG Specialty Lending, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $100,000,000 aggregate principal amount of 4.50% Convertible Senior Notes due 2019 of the Company (the “Initial Notes”) and, at the option of the Initial Purchasers, up to an additional $15,000,000 aggregate principal amount of 4.50% Convertible Senior Notes due 2019 of the Company, solely to cover overallotments (the “Option Notes”). The Initial Notes and the Option Notes are herein referred to as the “Notes.”

The Notes will be issued under an indenture to be dated as of June 10, 2014 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be issued in book-entry form to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of March 24, 2014, between the Company and DTC. The Notes will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of the Underlying Securities, at the Company’s election.

The Company understands that the Initial Purchasers propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Notes, as follows:

1. Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated June 3, 2014 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Notes. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

A Form N-6F Notice of Intent to Elect to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00854) (the “Notice of Intent”) was filed, pursuant to Section 6(f) of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Investment Company Act”) with the Commission on January 14, 2011. A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-00854) (the “Notification of Election”) was filed under the Investment Company Act with the Commission on April 15, 2011.

The Company has entered into an Amended and Restated Investment Advisory and Management Agreement, dated as of December 13, 2011 (the “Investment Management Agreement”), with TSL Advisers, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has also entered into an Administration Agreement, dated as of March 15, 2011 (the “Administration Agreement”) with the Adviser.

At or prior to the Applicable Time (as defined below), the Company had prepared the Preliminary Offering Memorandum and Term Sheet containing the terms of the Notes, substantially in the form on Schedule 3 hereto (collectively, the “Pricing Disclosure Package”).

“Applicable Time” means 5:00 P.M., New York City time, on June 4, 2014.

2. Purchase of the Notes by the Initial Purchasers.

(a) The Company agrees to issue and sell the Initial Notes to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Initial Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at the price (the “Purchase Price”) set forth in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Notes to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Notes at the Purchase Price.

If any Option Notes are to be purchased, the aggregate principal amount of Option Notes to be purchased by each Initial Purchaser shall be the aggregate principal amount of Option Notes which bears the same ratio to the aggregate principal amount of Option Notes being purchased as the aggregate principal amount of Initial Notes set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate principal amount of Initial Notes being purchased from the Company by the several Initial Purchasers.

The Initial Purchasers may exercise the option to purchase Option Notes at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Offering Memorandum, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Notes as to which the option is being exercised and the date and time when the Option Notes are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Pricing Disclosure Package and the Offering Memorandum, as in the judgment of the Representatives is advisable. The Company acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser.

(c) Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Initial Notes, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, at 10:00 A.M., New York City time, on June 10, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Notes, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Notes. The time and date of such payment for the Initial Notes is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Notes, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Notes to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Initial Purchasers of the Notes to be purchased on such date with any transfer taxes payable in connection with the sale of such Notes duly paid by the Company. Delivery of the Notes shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

(e) Representations and Warranties by the Initial Purchasers. The Company understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Pricing Disclosure Package and the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants with the Company as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Additional Closing Date (if any) referred to in Section 2(c) hereof, and agrees with the Company, as follows that:

(i) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Notes;

(ii) neither it, nor any person acting on its behalf, has solicited offers for, or offered or sold, and neither it, nor any person acting on its behalf, will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than by means of a Permitted General Solicitation (as defined in Section 3(r) below); and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their distribution of securities in connection with the Offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser that:

(a) Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) Pricing Disclosure Package and Marketing Materials. The Pricing Disclosure Package and any Marketing Materials (as defined below) as of the Applicable Time did not, and the Pricing Disclosure Package and any Marketing Materials (together with any amendment or supplement thereto) as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the Applicable Time, the Marketing Materials do not conflict with the information contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Pricing Disclosure Package or such Marketing Materials, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof. As used in this subsection and elsewhere in this Agreement, “Marketing Materials” means the materials, if any, made available by the Company or with the Company’s consent during certain meetings (including materials made available as part of any “road show” and any Permitted General Solicitation Materials (as defined in Section 3(r) below)) in connection with the marketing of the offering of the Notes.

(c) Offering Memorandum. The Offering Memorandum and any amendment or supplement thereto as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(d) Emerging Growth Company. As of the date hereof, the Closing Date and any Additional Closing Date, as the case may be, the Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(e) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Pricing Disclosure Package and the Offering Memorandum comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the information required to be stated therein; and any other financial information included in the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records and other books and records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(f) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the most recent financial statements of the Company included in the Pricing Disclosure Package and the Offering Memorandum, (i) there has not been any material change in the capital stock of the Company, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(g) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture, the Investment Management Agreement and the Administration Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only subsidiaries of the Company.

(h) Capitalization. As of March 31, 2014, the Company had the authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum in “Capitalization” under the heading “Actual” and would have had the as adjusted capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum in “Capitalization” under the heading “As Adjusted” after giving effect to the offering pursuant to this Agreement and the use of proceeds thereof; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in the Pricing Disclosure Package and the Offering Memorandum), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(i) Stock Options. The Company has not granted, and has no policy or expectation of granting stock options.

(j) Due Authorization. The Company has corporate power and authority to execute and deliver this Agreement and the Indenture and at the applicable time had corporate power and authority to execute and deliver the Investment Management Agreement and the Administration Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Indenture and each of the Investment Management Agreement and the Administration Agreement, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) Investment Management Agreement and Administration Agreement. The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(m) Indenture. The Indenture has been duly authorized, and, on the Closing Date, will be duly executed and delivered by the Company and when executed and delivered by the Trustee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(n) The Notes. The Notes to be issued and sold by the Company hereunder have been duly authorized and, on the Closing Date, will be duly executed and delivered by the Company and when authenticated by the Trustee as provided herein and in the Indenture relating thereto, against payment of the consideration set forth herein, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the Indenture relating thereto; and the Notes and the Indenture conform in all material respects to the statements relating thereto contained in the Pricing Disclosure Package and the Offering Memorandum.

(o) The Underlying Securities. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into cash, shares of the Underlying Securities, or a combination of cash and shares of Underlying Securities, at the Company’s election, in accordance with the terms of the Notes, except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum; the Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, if issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(p) Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in an automated inter-dealer quotation system; and each of the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(q) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(r) No General Solicitation; Written Communications. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than any such solicitation listed on Schedule 4 (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule 4, a “Permitted General Solicitation Material”). The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the Pricing Disclosure Package, the Offering Memorandum and the Marketing Materials.

(s) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(e) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(t) Descriptions of Investment Management Agreement and Administration Agreement. Both the Investment Management Agreement and Administration Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(u) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by this Agreement and the Indenture and the performance by the Company of the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by this Agreement and the Indenture or the performance by the Company of the Investment Management Agreement and the Administration Agreement, except for (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or made, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (iii) the listing of the Underlying Securities on the New York Stock Exchange and (iv) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Legal Proceedings. Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in the Pricing Disclosure Package or the Offering Memorandum if the offering of the Notes was pursuant to a registration under the Securities Act that are not so described in the Pricing Disclosure Package and the Offering Memorandum, and (ii) there are no contracts or other documents that would be required to be described in the Pricing Disclosure Package or the Offering Memorandum if the offering of the Notes was pursuant to a registration under the Securities Act that are not so described in the Pricing Disclosure Package and the Offering Memorandum.

(y) Notification of Election. When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) Election to be Treated as a Business Development Company. (A) The Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the Commission has not ordered such election to be withdrawn nor, to our knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; (B) the provisions of the certificate of incorporation and by-laws of the Company and the investment objectives, policies and restrictions of the Company described in the Offering Memorandum, assuming they are implemented as described, will comply in all material respects with the requirements of the Investment Company Act; and (C) as of the time of each sale of Notes, as of the Closing Date and as of any Additional Closing Date, the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies.

(aa) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(bb) Title to Real and Personal Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than intellectual property, which is subject to Section 3(cc)) that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) as otherwise described in the Pricing Disclosure Package and the Offering Memorandum or (ii) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(cc) Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries, to the knowledge of the Company, own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets) necessary for the conduct of their respective businesses as currently conducted, and (ii) to the knowledge of the Company, the conduct of their respective businesses as currently conducted does not conflict with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(dd) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described in the Pricing Disclosure Package or the Offering Memorandum if the offering of the Notes was pursuant to a registration under the Securities Act that is not so described in the Pricing Disclosure Package and the Offering Memorandum.

(ee) Investment Company Act. The Company is not and its subsidiaries are not, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor its subsidiaries will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act.

(ff) Taxes. The Company and its subsidiaries have paid (or caused to be paid) all federal, state, local and foreign taxes required by law to be paid, and have filed (or caused to be filed) all tax returns required by law to be filed, in each case, through the date hereof, except where the failure to pay such taxes or file such returns would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no tax deficiency that has been, or, to the knowledge of the Company, would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that, in any case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are executed in accordance with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls (it being understood that the Company is not required as of the date hereof to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act (as defined below)). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or, other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(ll) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) of all jurisdictions having jurisdiction over the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Company and its subsidiaries is pending or, to the knowledge of the Company, threatened.

(mm) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate, or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the inception of the Company, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(oo) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(pp) No Stabilization. Except as set forth in Section 4(q) with respect to the Adviser, the Company has not taken, directly or indirectly, without giving effect to any activities by the Initial Purchasers, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reasonably reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Rule 38a-1 Compliance. The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(uu) Regulated Investment Company. The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner so as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the proceeds of the offering of the Notes in such a manner as to comply with the requirements of Subchapter M of the Code.

4. Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each Initial Purchaser that:

(a) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the most recent financial statements of the Company included in the Pricing Disclosure Package and the Offering Memorandum, (i) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole; and (ii) neither the Adviser nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Adviser and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(b) Organization and Good Standing. The Adviser and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole or on the performance by the Adviser of its obligations under this Agreement, the Investment Management Agreement and the Administration Agreement (an “Adviser Material Adverse Effect”).

(c) Registration as an Investment Adviser. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Pricing Disclosure Package and the Offering Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which would lead to any proceeding which would reasonably be expected to adversely affect the registration of the Adviser with the Commission.

(d) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(e) Investment Management Agreement and the Administration Agreement. The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(f) No Violation or Default. Neither the Adviser nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Adviser or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.

(g) No Conflicts. The execution, delivery and performance by the Adviser of this Agreement and the performance by the Adviser of the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Adviser or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Adviser or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.

(h) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Adviser of this Agreement or the performance by the Adviser of the Investment Management Agreement and the Administration Agreement, except for (i) such consents, approvals, authorizations, orders, licenses and registrations or qualifications as have already been obtained or made and (ii) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.

(i) Legal Proceedings. Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Adviser or any of its subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become a party or to which any property of the Adviser or any of its subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Adviser or any of its subsidiaries, would reasonably be expected to have an Adviser Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Adviser, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in the Pricing Disclosure Package or the Offering Memorandum if the offering of the Notes was pursuant to a registration under the Securities Act that are not so described in the Pricing Disclosure Package and the Offering Memorandum.

(j) Licenses and Permits. The Adviser and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Adviser and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Adviser nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.

(k) Description of the Adviser. The description of the Adviser and its respective principals and business in the Pricing Disclosure Package and the Offering Memorandum does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations contemplated in the Pricing Disclosure Package, the Offering Memorandum, and under this Agreement, the Investment Management Agreement and the Administration Agreement.

(m) Internal Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets of the Company and its subsidiaries is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) No Unlawful Payments. Neither the Adviser nor any of its subsidiaries nor any director, officer, or employee of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Anti-Corruption Laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws.

(o) Compliance with Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and its subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and its subsidiaries is pending or, to the knowledge of the Adviser, threatened.

(p) No Conflicts with Sanctions Laws. Neither the Adviser nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Adviser, any agent, or affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is the Adviser, any of its subsidiaries located, organized or resident in a Sanctioned Country. Since the inception of the Adviser, the Adviser and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(q) No Stabilization. The Adviser has not taken, directly or indirectly, without giving effect to any activities by the Initial Purchasers, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes, other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act.

(r) No Integration. Neither the Adviser nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(s) No General Solicitation. Neither the Adviser nor any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than by means of Permitted General Solicitation.

(t) Key Employees. The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.

(u) No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser or any of its subsidiaries exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labor disturbance by, or dispute with, the employees or any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have an Adviser Material Adverse Effect.

5. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum as such Initial Purchaser reasonably requested. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum (as amended or supplemented) as such Initial Purchaser may reasonably request.

(b) Amendments or Supplements. Before using, authorizing, approving, referring to or distributing any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review and will not use, authorize, approve, refer to or distribute any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(c) Marketing Materials. Before using, authorizing, approving, referring to or distributing any Marketing Materials, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such materials for review and will not use, authorize, approve, refer to or distribute any such materials to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Pricing Disclosure Package, any Marketing Materials or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event or development at any time prior to the completion of the offering of the Initial Notes, as a result of which the Pricing Disclosure Package, any Marketing Materials or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package, such Marketing Materials or the Offering Memorandum is delivered to a purchaser, not misleading; (iii) of the receipt of any oral or written comments from the Commission, whether or not related to the offering of the Notes; and (iv) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Pricing Disclosure Package, any Marketing Materials or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If at any time prior to the completion of the offering of the Initial Notes (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers and to such dealers as the Representatives may designate such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Underlying Securities. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes. The Company will use its commercially reasonable efforts to cause the Underlying Securities to be listed on the New York Stock Exchange and to maintain such listing.

(g) Supplying Information. While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Notes, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(i) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than by means of Permitted General Solicitation.

(j) No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or each Additional Closing Date, if applicable, the Company will not, and will not permit any of its subsidiaries to, resell any of the Notes that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them, except for Notes purchased by the Company or any of its subsidiaries and resold in a transaction registered under the Securities Act.

(k) Blue Sky Compliance. The Company will use commercially reasonable efforts, in cooperation with the Representatives, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(l) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of the Offering Memorandum; provided that the Company will be deemed to have complied with such requirement by filing such an earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(m) Clear Market. For a period of 90 days after the date of the Offering Memorandum, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the Initial Purchasers, other than (A) the sale of the Notes to be sold hereunder (including the Option Notes) or the issuance of Underlying Securities upon conversion of the Notes and (B) the issuance of shares of Common Stock issued or delivered in connection with the Company’s dividend reinvestment plan. Notwithstanding the foregoing, if the Company is not then an Emerging Growth Company, then if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(n) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum under the heading “Use of Proceeds”.

(o) No Stabilization. Except as described in Section 3(pp) herein, the Company will not take, directly or indirectly, without giving effect to any activities by the Initial Purchasers, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(p) Exchange Listing. The Company will use commercially reasonable efforts to list for quotation, subject to notice of issuance, shares of the Underlying Securities on the New York Stock Exchange.

(q) Reports. For a period of one year from the date of this Agreement, so long as the Notes are outstanding, the Company will furnish to the Representatives, as soon as commercially reasonable after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(r) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Notes within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 5(m) hereof.

(s) Business Development Company. The Company, during a period of two years from the date of the Offering Memorandum, will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.

(t) Regulated Investment Company. The Company will use commercially reasonable efforts to maintain in effect its qualification and election to be treated as a regulated investment company under Subchapter M of the Code for each taxable year during which it is a business development company under the Investment Company Act.

(u) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act.

(v) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Pricing Disclosure Package and the Offering Memorandum for the time period and upon the other terms stated therein.

6. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents, warrants and agrees that without the prior written consent of the Company, it has not used, authorized use of, referred to or participated in the planning for the use of, and will not use, authorize the use of, refer to or participate in the planning for the use of, any written information concerning the offering of the Notes, other than materials contained in the Pricing Disclosure Package, any Marketing Materials and the Offering Memorandum or any other offering materials prepared by or with the prior written consent of the Company.

7. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Initial Notes on the Closing Date or the Option Notes on the Closing Date or the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Adviser contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) No Material Adverse Change. No event or condition of a type described in Section 3(f) and Section 4(a) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

(c) Company’s Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, which shall be delivered on behalf of the Company and not the signatories in their individual capacity, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Pricing Disclosure Package and the Offering Memorandum, (ii) confirming that, to the knowledge of such officers, the representations and warranties of the Company in Sections 3(b) and 3(c) hereof are true and correct, (iii) confirming that, to the knowledge of such officers, the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iv) with respect to the Company and its subsidiaries, to the effect set forth in paragraph (b) above.

(d) Adviser’s Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, which shall be delivered on behalf of the Adviser and not the signatories in their individual capacity, from the two appropriate senior officers of the Adviser reasonably satisfactory to the Representatives (i) confirming that the representations and warranties of the Adviser in this Agreement are true and correct and that the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) with respect to the Adviser and its subsidiaries, to the effect set forth in paragraph (b) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company and Adviser. Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company and the Adviser, shall have furnished to the Representatives, at the request of the Company and the Adviser, their written opinions and 10b-5 letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives. Sutherland Asbill & Brennan LLP, Investment Company Act counsel for the Company and Advisers Act counsel for the Adviser, shall have furnished to the Representatives, at the request of the Company and the Adviser, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives. Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Company and the Adviser, shall have furnished to the Representatives, at the request of the Company and the Adviser, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives. In-house counsel to the Company and the Adviser, shall have furnished to the Representatives, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof); and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof).

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. On the Closing Date or Additional Closing Date, as the case may be, the Company shall have applied to list the Underlying Securities on the New York Stock Exchange.

(k) Indenture. On or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture.

(l) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed, by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), any road show as defined in Rule 433(h) under the Securities Act (a “road show”), any Marketing Materials or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto), any road show, any Marketing Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the marketing names of the Initial Purchasers set forth on such cover page, and under the caption “Plan of Distribution;” the legal names of the Initial Purchasers and the information in the first and second paragraphs under “Price Stabilization, Short Positions.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total related discounts and commissions received by the Initial Purchasers in connection therewith, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total related discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Notes, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by either of the New York Stock Exchange or the NASDAQ Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

11. Defaulting Initial Purchaser.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the aggregate principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the aggregate principal amount of Notes that such Initial Purchaser agreed to purchase on such date) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Notes on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any stamp, issuance, transfer or other similar taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any Pricing Disclosure Package, any Marketing Materials and the Offering Memorandum (including all amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification of the Notes under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (including the related reasonable and documented fees and expenses of counsel for the Initial Purchasers); (v) the cost of preparing stock certificates, if applicable, in connection with the issuance and sale of any Underlying Securities; (vi) the costs and charges of any transfer agent and any registrar in connection with the issuance and sale of any Underlying Securities; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Initial Purchasers shall be responsible for 50% of the third-party costs of any chartered private aircraft incurred in connection with such road show; (viii) the fees and expenses of the Trustee with respect to the Notes; and (ix) all expenses and application fees related to the listing of any Underlying Securities on the New York Stock Exchange. It is, however, understood that except as provided in this Section 12 or in Section 8 of this Agreement, the Initial Purchasers shall pay all of their own costs and expenses, including, without limitation, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and 50% of the third-party costs of any chartered private aircraft incurred in connection with the road show and all travel, lodging and other expenses of the Initial Purchasers incurred by them in connection with any road show.

(b) If (i) this Agreement is terminated pursuant to Section 10 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 10), (ii) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers (other than as a result of a termination pursuant to Section 11 or clauses (i), (iii) or (iv) of Section 10 or the default by one or more of the Initial Purchasers in its or their respective obligations hereunder) or (iii) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Adviser and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Adviser or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Adviser or the Initial Purchasers.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Company or the Adviser shall be given to either of them at TPG Specialty Lending, Inc., 345 California Street, Suite 3300, San Francisco, California 94104 (fax: (917) 463-0175), Attention: David Stiepleman.

(b) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature pages follow]

Very truly yours,

TPG SPECIALTY LENDING, INC.

By:	/s/ Joshua Easterly
	Name:	Joshua Easterly
	Title:	Co-Chief Executive Officer

TSL ADVISERS, LLC

By:	/s/ Joshua Easterly
	Name:	Joshua Easterly
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

J.P. MORGAN SECURITIES LLC
GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several Initial Purchasers listed in Schedule 1 hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Clemence Rasigni
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Yun Xie
Authorized Signatory

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
Authorized Signatory

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